SCHEDULE 14A
                                 (Rule 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934
                                (Amendment No. )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[ ] Preliminary Proxy Statement
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12

                                RYMER FOODS INC.
                (Name of Registrant as Specified In Its Charter)

                               Board of Directors
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).
[ ] $500 per each party to the controversy pursuant to Exchange Act Rule
    14a-6(i)(3).
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

   1) Title of each class of securities to which transaction applies:


      -------------------------------------------------------------
   2) Aggregate number of securities to which transaction applies:


      -------------------------------------------------------------
   3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule O-11:(1)


      -------------------------------------------------------------
   4) Proposed maximum aggregate value of transaction:


      -------------------------------------------------------------

(1) Set forth the amount on which the filing fee is calculated and state how it was determined.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   1)  Amount Previously Paid:


          --------------------------------------------
   2)  Form, Schedule or Registration Statement No.:


          --------------------------------------------
   3)  Filing Party:


          --------------------------------------------
   4)  Date Filed:


          --------------------------------------------

                                RYMER FOODS INC.
                            4600 South Packers Avenue
                                    Suite 400
                             Chicago, Illinois 60609

                               ------------------

                    Notice of Annual Meeting of Stockholders
                            to be held April 15, 1996

                               ------------------

TO THE HOLDERS OF COMMON STOCK OF RYMER FOODS INC.:

     The Annual Meeting of Stockholders of Rymer Foods Inc. (the "Company") will be held at 11:00 a.m., local time, on Monday, April 15, 1996, at The Midland Hotel, 172 West Adams Street, Chicago, Illinois, for the following purposes:

     (1)  To elect three Class 1 Directors to the Company's Board of Directors.

     (2) To ratify the appointment by the Board of Directors of Coopers & Lybrand LLP as auditors of the Company for fiscal 1996.

     (3) To transact any other business that may properly be brought before the Meeting or any adjournments thereof.

     Only holders of record of Common Stock at the close of business on March 19, 1996 (the "Record Date"), will be entitled to notice of and to vote at the Meeting or any adjournments thereof.

     Stockholders are cordially invited to attend the meeting in person. IF YOU WILL NOT BE ABLE TO ATTEND THE MEETING IN PERSON, PLEASE INDICATE YOUR VOTE ON THE MATTERS TO BE VOTED UPON, SIGN AND DATE THE ENCLOSED PROXY, AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.



                                   By Order of the Board of Directors




                                    Barbara McNicholas
                                    Secretary




March 20, 1996

                                RYMER FOODS INC.
                            4600 South Packers Avenue
                                    Suite 400
                             Chicago, Illinois 60609

                               ------------------

                                 PROXY STATEMENT
                 ANNUAL MEETING OF STOCKHOLDERS - APRIL 15, 1996

                               ------------------

     This Proxy Statement (the "Proxy Statement") is furnished in connection with the SOLICITATION OF PROXIES BY THE BOARD OF DIRECTORS of Rymer Foods Inc. (the "Company") from the holders of shares of its common stock, $1.00 par value (the "Common Stock"), to be voted at THE ANNUAL MEETING OF STOCKHOLDERS, which will be held at 11:00 a.m., local time, on Monday, April 15, 1996, at The Midland Hotel, 172 West Adams Street, Chicago, Illinois, and at any adjournments thereof (the "Meeting").

     The purposes of the Meeting are:

     (1)  To elect three Class 1 Directors to the Company's Board of Directors.

     (2) To ratify the appointment by the Board of Directors of Coopers & Lybrand LLP as auditors of the Company for fiscal 1996.

     (3) To transact any other business that may properly be brought before the Meeting or any adjournments thereof.

     This Proxy Statement and a form of proxy are first being mailed by the Company to its stockholders on or about March 22, 1996.

     The cost of solicitation of proxies will be borne by the Company. The solicitation of proxies generally will be by mail. Such solicitation may also be made in person or by telephone, facsimile or other means by directors, officers, agents and employees of the Company. Arrangements have been made with brokers and other custodians, nominees and fiduciaries to send copies of this Proxy Statement, proxies and other proxy solicitation materials to their principals, and the Company will reimburse them for reasonable out-of-pocket and clerical expenses in so doing.

                          STOCKHOLDERS ENTITLED TO VOTE

     The Company's Board of Directors (the "Board of Directors" or the "Board") has fixed the close of business on March 19, 1996 as the record date (the "Record Date") for the Meeting.

     Holders of record of the Company's outstanding Common Stock at the close of business on the Record Date (consisting of 10,754,032 shares) are entitled to notice of and to vote at the Meeting. In order for a quorum to be present, the holders of at least 50% of the shares entitled to vote at the Meeting must be present in person or represented by proxy.

     Stockholders have cumulative voting rights for the election of directors and one vote per share for all other purposes. Cumulative voting means that each stockholder is entitled to as many votes as are equal to the number of shares owned multiplied by the number of directors to be elected and that the stockholder may cast all of such votes for a single director or may distribute them among the number to be voted for, or any two or more of them, as the stockholder may see fit. Each share of Common Stock is entitled to one vote with respect to the ratification of Coopers & Lybrand LLP as auditors for fiscal 1996, and any other matters that may be properly brought before the Meeting.

     Elections are determined by a plurality vote, assuming that a quorum is present. Other matters are determined by vote of the holders of a majority of the shares present or represented at the Meeting and voting on such matters. Therefore, the affirmative vote of the holders of not less than a majority of the shares of Common Stock present at the Meeting in person or by proxy is required to ratify the appointment of Coopers & Lybrand LLP as auditors for fiscal 1996.

     With regard to the election of the Class 1 Directors, votes may be cast in favor of or withheld from the nominees therefor; votes that are withheld will be excluded entirely from the vote and will have no effect, except for quorum purposes. Abstentions may be specified on the proposal to ratify the appointment of Coopers & Lybrand LLP as auditors for fiscal 1996 and will be counted as present for purposes of determining the existence of a quorum regarding the proposal on which the abstention is noted. Because ratification of Coopers & Lybrand LLP as auditors for fiscal 1996 requires the affirmative vote of a majority of shares present in person or by proxy and entitled to vote, an abstention on either of such proposals will have the same effect as a negative vote.

     Under the rules of the New York Stock Exchange, brokers who hold shares in street name may have the authority to vote on certain items when they have not received instructions from beneficial owners. Brokers that do not receive instructions generally are entitled to vote on the election of directors and the ratification of the appointment of auditors. Under applicable Delaware law, a broker non-vote will have no effect on the outcome of the election of the Class 1 Directors.

     The proxies hereby solicited vest in the proxy holders' cumulative voting rights (discussed above) with respect to the election of directors (unless the stockholder marks the proxy so as to withhold such authority) and all other voting rights of the stockholders signing such proxies. The shares represented by each duly executed proxy will be voted and, where a choice is specified by the stockholder on the proxy, the proxy will be voted in accordance with the specification so made.

     Any proxy given by a stockholder pursuant to this solicitation may be revoked by the stockholder by written notice delivered to the Secretary of the Company at any time prior to exercise of the proxy. All valid proxies on file with the Secretary of the Company, unless revoked, will be voted in accordance with the instructions of the stockholder or, in the absence of such instructions, in accordance with the recommendations of the Board of Directors.

     A list of stockholders of the Company will be available at the Company's offices during ordinary business hours for the ten days preceding the Meeting for examination by stockholders for any purpose germane to the Meeting.

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth, as of March 15, 1996, the beneficial ownership of the Common Stock by each of the directors, the nominees for director and each of the executive officers of the Company listed in the Summary Compensation Table below and of all directors, the nominees for director and executive officers of the Company as a group, and by each person who is known by the Company to beneficially own 5% or more of the Common Stock. The Common Stock is the only outstanding class of equity securities of the Company.


                                                                        Amount and Nature              Percent
Name                                       Title of Security          of Beneficial Ownership         of Class
-----                                      -----------------          -----------------------         ---------
Samuel I. Bailin ..................            Common Stock               55,000 - Direct(1)              *
                                                                               0 - Indirect               0

David E. Jackson ..................            Common Stock                    0 - Direct                 0
                                                                       1,827,212 - Indirect(2)         17.0%

P. E. Schenk ......................            Common Stock(3)                 0 - Direct                 0
                                                                               0 - Indirect               0

Hannah H. Strasser ................            Common Stock                2,417 - Direct                 *
                                                                          86,285 - Indirect(4)            *

Edward M. Hebert ..................            Common Stock               11,607 - Direct(5)              *
                                                                               0 - Indirect               0

John L. Patten ....................            Common Stock                4,996 - Direct                 *
                                                                               0 - Indirect               0

Jeffrey Rymer .....................            Common Stock               89,137 - Direct                 *
                                                                           2,408 - Indirect(6)            *

Thomas F. Bauman ..................            Common Stock                    0                          0

Oppenheimer & Co., Inc. ...........            Common Stock               70,934 - Direct(7)            0.7%
Oppenheimer Tower                                                      1,827,212 - Indirect(8)         17.0%
New York, NY 10281

T. Rowe Price High Yield Fund .....            Common Stock              400,710 - Direct(9)            3.7
100 East Pratt Street                                                          0 - Indirect               0
Baltimore, MD  21202

All directors, the nominees for
  director, and executive officers as
  a group (10 persons)(10) ........            Common Stock              244,246 - Direct               2.3%
                                                                       1,915,905 - Indirect(8)         17.8%

---------------
*    Less than 1% of the outstanding shares.

(1) Such shares include options to purchase within 60 days from the date hereof 30,000 shares of Common Stock.

(2) Mr. Jackson disclaims beneficial ownership of all 1,827,212 of such shares, which shares are included among the shares listed in the above table next to the references to footnote (10). Such shares are held by two limited partnerships, Oppenheimer Horizon Partners, L.P. and Oppenheimer Institutional Horizon Partners, L.P. (the "Partnerships"), and a corporation (the "Corporation"). Mr. Jackson is a partner of Contrarian Capital Management, LLC, a money management concern that has shared voting and dispositive power with the Partnerships and the Corporation with respect to such shares.

(3) A warrant to acquire 750,000 shares of Common Stock was issued to Mr. Schenk in connection with his employment agreement. The exercise price for such warrants is $1.00 per share of Common Stock, the market value of such stock on the date of issuance of the warrant. Such warrant is not exercisable until November 8, 1996 and, therefore, the 750,000 shares are not included above.

(4) Ms. Strasser has sole or shared voting and dispositive power but no equity interest in all 86,285 of such shares, and Ms. Strasser disclaims beneficial ownership of such shares.

(5) Such shares include options to purchase within 60 days from the date hereof 4,000 shares of Common Stock.

(6) Mr. Jeffrey Rymer has voting and investing power of such shares as a trustee. Mr. Jeffrey Rymer disclaims beneficial ownership of such shares.

(7) These shares are held by Oppenheimer on behalf of itself and certain related entities.

(8) These shares are held by affiliates of Oppenheimer on behalf of themselves and certain related entities.

(9) As reported in the Schedule 13-G dated February 14, 1995 filed by T. Rowe Price High Yield Fund and T. Rowe Price Associates, Inc.

(10) See the disclaimers of beneficial ownership set forth in footnotes 2, 4 and 6 above.

     Pursuant to the Company's 1994 Stock Option Plan (the "Stock Option Plan"), the Company issued 101,000 options in 1995 to the following executive officers to acquire the following number of shares of Common Stock: John L. Patten, 12,000 shares; Ludwig A. Streck, 10,000 shares; Jeffrey Rymer, 10,000 shares; Thomas F. Bauman, 7,000 shares; Edward M. Hebert, 7,000 shares and other persons 12,000. None of the outstanding options is exercisable within 60 days of the date hereof. On November 8, 1995, the Company agreed to issue to P.E. Schenk, President and Chief Executive Officer of the Company, a warrant to acquire 750,000 shares of Common Stock for an exercise price of $1.00 per share, the market value of the Common Stock on the date of issuance of such account. The warrant issued to Mr. Schenk is exercisable commencing November 8, 1996 and for three years thereafter.

     As a result of the significant ownership interest in the Common Stock (before dilution from the exercise of options granted under the Stock Option
Plan) by former holders of the Company's 13% Senior Subordinated Sinking Fund Debentures (the "Debentures"), these stockholders, if they act together with the holders of a relatively small number of other shares of Common Stock, will have the ability to elect a majority of the Board of Directors and thereby control the affairs and management of the Company and have the power to approve most actions requiring stockholder approval. Such a high level of ownership may have the effect of delaying, deferring or preventing a change in the control of the Company.

     The Company's Amended and Restated Certificate of Incorporation provides for cumulative voting for directors. See "Stockholders Entitled to Vote" above. Cumulative voting promotes representation of minority stockholders of the Company. However, because the Board of Directors is classified into three classes, each of which serves for three years, the percentage of ownership of Common Stock required to elect at least one director through cumulative voting is substantially higher than if all Directors were in a single class.

     The Indenture (the "Indenture"), dated as of April 7, 1993, between the Company and Continental Stock Transfer & Trust Company, as Trustee (the "Trustee"), relating to the Company's 11% Senior Notes due 2000 (the "Senior Notes"), provides for the immediate acceleration of principal and interest due on all the Senior Notes in the event of a "Change of Control" (as defined therein). The Indenture defines a "Change in Control" as the acquisition by any person or entity (a "Person") or affiliated group of at least 55% of the aggregate voting power of all classes of capital stock of the Company entitled to vote generally in the election of directors of the Company, excluding from such calculation shares held by any Person that were issued to such Person in its reorganization under Chapter 11 of the United States Bankruptcy Code completed in 1993 (the "Restructuring") to the extent that such Person is the acquiror or a member of such affiliated acquiring group.

                             ELECTION OF DIRECTORS

                            [Item (1) on Proxy Card]

                                     ITEM 1

     Pursuant to its Certificate of Incorporation, the Board of Directors is comprised of three classes, consisting of seven Directors in total. Class 1 consists of three Directors whose terms expire when their successors are elected at this Meeting. Class 3 consists of two Directors whose terms expire in 1997. Class 2 consists of two Directors whose terms expire in 1998.

     At the Meeting, three Class 1 Directors will be elected for a term of three years. Messrs. P.E. Schenk and David E. Jackson and Ms. Hannah H. Strasser, management's nominees for Class 1 Directors, are now serving as Class 1 Directors.

     Unless otherwise indicated on a proxy, the proxy holders intend to vote the shares of Common Stock for which they hold proxies "FOR" the election of P.E. Schenk, David E. Jackson and Hannah H. Strasser as Class 1 Directors without cumulation. Each of such persons has consented to being named as a nominee in this Proxy Statement and to serve as a Class 1 Director if elected.

     The affirmative vote of a plurality of the shares of the Common Stock, present or represented by proxy and voted at the Meeting, is required for the election of Directors, assuming that a quorum is present. See "Stockholders Entitled to Vote" above.

     The Board has no nominating committee. The nominees for Class 1 Director were selected by the entire Board of Directors. At the Meeting, stockholders may make nominations for Class 1 Directors.

     The votes applicable to the shares represented by proxies in the accompanying form will be cast in favor of Messrs. Schenk and Jackson and Ms. Strasser as nominees. While it is not anticipated that such nominees will be unable to serve, if any of them should be unable to serve, the proxy holders reserve the right to substitute any other person.

     One of the two Class 2 Directorships and both Class 3 Directorships are currently vacant.

Nominees for Class 1 Directors (Term of Office Expiring in 1999)

     P.E. SCHENK (age 58; Director since November, 1995). Mr. Schenk was named to the Board of Directors of the Company on November 8, 1995 as a Class I Director to fill a vacancy therein created by a resignation. Mr. Schenk has served as President and Chief Executive Officer of the Company since November
1995. In 1994 and 1995, Mr. Schenk operated Schenk & Associates, Inc., a consulting practice. Mr. Schenk was Executive Vice President of Lykes Processed Meats Group from December 1993 to November 1994, and from August 1993 to December 1993 he served as Senior Vice President of Sales & Marketing. From 1986 to 1993, Mr. Schenk was employed by Smithfield Foods, Inc. as President and Chief Operating Officer of various meat processing subsidiaries.

     DAVID E. JACKSON (age 37; Director since 1993). Mr. Jackson is a Managing Partner of Contrarian Capital Management, LLC, a money management firm, and has served as such since May, 1995. Prior to May, 1995, Mr. Jackson was a Managing Director of Oppenheimer & Co., Inc. and a Portfolio Manager at such firm since September 1990. From November 1989 through August 1990 Mr. Jackson managed a portfolio for EBF & Associates, a money management firm based in Minneapolis, Minnesota.

     HANNAH H. STRASSER (age 36; Director since 1993). Ms. Strasser is a Managing Director of Cardinal Capital LLC, a money management firm, and has been such since April, 1995. Prior to such date, Ms. Strasser was a Senior Vice
President of Deltec Asset Management Corporation, an investment firm, since 1989, and a Vice President at such firm prior to 1989. Ms. Strasser has also been a director and member of the compensation committee of Equitable Bag Co., Inc. from December 1994 to August 1995. Ms. Strasser has also served as a director of Deltec International S.A. Equitable Bag Co., Inc. filed a petition for relief under Chapter 11 of the United States Bankruptcy Code on May 17, 1995, in United States Bankruptcy Court for the District of Delaware.

Class 2 Directors (Term of Office Expiring in 1998)

     SAMUEL I.  BAILIN  (age 65;  Director  since  1993).  Mr.  Bailin  has been
President of Samuel I. Bailin Inc., a consultant to the food industry, since 1977. Mr. Bailin is also a director of Habeck, Zaitz & Associates. Mr. Bailin is the father of Mark Bailin, who is the President of the Company's Rymer International Seafood Inc. subsidiary.

     Two Class 2 Directorships are vacant.

Class 3 Directors (Term of Office Expiring in 1997)

     Both Class 3 Directorships are vacant.

     During 1995, the following persons resigned as Directors of the Company on the dates indicated. Anders J. Maxwell (September 7, 1995), Barry Rymer (November 6, 1995), Jeffrey Rymer (November 8, 1995) and John L. Patten (October 24, 1995).

                 INFORMATION ABOUT THE BOARD AND ITS COMMITTEES

     During fiscal 1995, there were eight meetings of the Board. Each director then in office attended more than 75% of the combined meetings of the Board of Directors and the Committees on which he or she served held during the year while he or she served as director.

     The Executive Committee, consisting of David E. Jackson, Chairman and, until their resignations, Anders J. Maxwell, John L. Patten, Barry Rymer and Jeffrey Rymer, did not meet in fiscal 1995. Except for certain matters, the duties of the Executive Committee include the exercise of all of the powers and authority of the Board of Directors and the management of the business and affairs of the Company, except for any powers and authority granted to another Committee. The authority of the Executive Committee is generally limited to acquisitions and dispositions of assets and negotiations to accomplish the same; personnel matters; guidance to senior management on policy matters; negotiations, review and analysis of financial needs; litigation matters; and public or private stock placement or other equity or debt offerings.

     The Audit Committee, consisting of Mr. Schenk, Mr. Jackson and Ms. Strasser held one meeting during fiscal 1995. The Audit Committee reviews the proposed scope of audit and non-audit services to be performed by the Company's independent public accountants; reviews and reports on audits and the Company's accounting policies and controls; and annually recommends independent public accountants for selection as auditors of the Company. The Audit Committee also monitors the administration of the Company's business ethics and conflicts of interest policies.

      The Compensation Committee, consisting of Samuel I. Bailin, Chairman, David E. Jackson and Hannah H. Strasser, met once during fiscal 1995. The Compensation Committee reviews the compensation policies of the Company, determines compensation of the Company's executive officers, determines general compensation and benefit levels for all officers, and recommends to the full Board future compensation of executive officers. The Compensation Committee administers the Company's employee benefit plans presently in effect.

                            REMUNERATION OF DIRECTORS

     Directors who are not officers of the Company or its subsidiaries are compensated as follows: (1) a fee of $2,000 for each Board meeting attended; and
(2) a fee of $300 for each Committee meeting attended, except that the fee for a Committee Chairman is $400 for each Committee meeting attended. Directors who are also officers of the Company or its subsidiaries do not receive additional compensation. Directors are reimbursed for out-of-pocket expenses incurred in attending Board or Committee meetings.

                       REMUNERATION OF EXECUTIVE OFFICERS

                          Compensation Committee Report

     In fiscal 1995, the Company's philosophy on executive compensation was to attempt to provide a compensation package competitive with comparable companies in the food industry and which linked the amount of compensation provided to the achievement of business objectives while recognizing the economic factors then affecting the Company. In this regard, individual base salaries were established for the Chief Executive Officer and others based generally on the Board of Directors' perception of competitive, industry-wide salaries, the executive's experience and seniority, as well as his or her performance, while considering the overall level of spending which the Board deemed appropriate for officers' salaries in light of these economic factors.

     In fiscal 1995 there were two programs of direct executive officer compensation: the Base Salary Program and the Incentive Compensation Program. In addition, executives were awarded stock options as part of a compensation package.

Base Salary Program

     Base  salary  for  1995 for the  executive  officers  named in the  Summary
Compensation   Table  was  determined  based  on  their  respective   employment
agreements. See "Certain Transactions and Related Transactions."

Incentive Compensation Program

     The Incentive Compensation Program provides opportunities for executives to receive incentive compensation if specific performance goals, proposed by management and approved by the Board, are met. No awards of incentive compensation to executive officers were made with respect to fiscal 1995 since objectives for such year were not achieved, except that Mr. Bauman was paid a bonus pursuant to his employment agreement with the Company. Awards for prior years were based primarily on achievement of corporate goals and individual performance.

Stock Options

     In fiscal 1995, under the Stock Option Plan, 101,000 options to acquire shares of the Common Stock were granted. See "Security Ownership of Certain Beneficial Owners and Management."

                           SUMMARY COMPENSATION TABLE

                                           Annual Compensation              Long-Term Compensation
                                    --------------------------------   --------------------------------
                                                                               Awards           Payouts
                                                                       ----------------------   -------
                                                              Other
                                                             Annual    Restricted  Securities            All Other
                                                              Com-       Stock     Underlying    LTIP     Compen-
  Name and Principal                  Salary       Bonus    pensation   Award(s)    Options     Payouts   sation
       Position             Year(1)     ($)         ($)       ($)(2)     ($)          (#)        ($)       ($)
   -----------------        ----      -------    --------    --------  ---------   ----------   -------  ---------
P.E. Schenk(3)               1995         --          --        --         --       750,000*       --        --

John L. Patten(4)            1995     214,039         --      5,000        --        12,000        --      2,189(5)
   Chairman and              1994     122,500     115,500       --         --       300,000        --        690
   Chief                     1993         --          --        --         --           --         --        --
   Executive Officer

Jeffrey Rymer(6)             1995     278,355         --      6,600        --        10,000        --      7,500(5)
   President and Chief       1994     251,838     124,000     9,600        --         7,000        --     20,700
   Operating Officer         1993     248,097         --      9,600        --        50,000        --     18,922

Ludwig A. Streck(7)          1995     169,663         --      6,400        --        10,000        --      3,925(5)
   Senior Vice               1994     151,103      66,000     8,400        --         7,000        --      3,350
   President and Chief       1993      70,385      32,500     3,850        --        25,000        --      3,712
   Financial Officer

Edward M. Hebert             1995     120,975         --      6,400        --         7,000        --      7,500(5)
   Senior Vice               1994     113,035      43,500     8,400        --         4,000        --     13,470
   President, Finance,       1993     108,508      35,000     8,400        --        40,000        --      6,882
   Treasurer and CFO

Thomas F. Bauman             1995     152,400      30,000(7)  6,600        --         7,000        --        396
   Senior Vice               1994      18,462      12,500     1,400        --        20,000        --        --
   President of Sales        1993         --          --        --         --           --         --        --
   and Marketing

-----------
(1) For fiscal year ended on the last Saturday of October in each year.

(2) Reimbursement allowance for automobile use and maintenance.

(3) Mr. Schenk joined the Company as President and Chief Executive Officer on November 8, 1995. He was made a Director on November 8, 1995. See "Certain Transactions and Related Transactions."

(4) Mr. Patten joined the Company in May 1994. He resigned as a Director and as Chief Executive Officer on October 24, 1995.

(5) Represents vested amount from the Company's Profit Sharing Plan.

(6) Mr. Rymer resigned his position with the Company on October 6, 1995.

(7) Mr. Streck joined the Company in May 1993 and resigned on October 6, 1995.

(8) This bonus was paid pursuant to Mr. Bauman's employment agreement. Mr. Bauman was discharged on January 11, 1996.

* Mr. Schenk was issued a warrant to acquire 750,000 shares of Common Stock for $1.00 per share. See "Certain Transactions and Related Transactions -- Employment and Consulting Agreements and Other Arrangements."

                        OPTION GRANTS IN 1995 FISCAL YEAR

                                Individual Grants
--------------------------------------------------------------------------------

                                                                                              Potential
                                                                                              Realizable
                               Number       Percent of                                         Value at
                                 of            Total                                        Assumed Annual
                             Securities       Options                                       Rates of Stock
                             Underlying     Granted to    Exercise                        Price Appreciation
                               Options       Employees     or Base                          for Option Term
                               Granted       in Fiscal      Price       Expiration
       Name                      (#)           Year        ($/Sh)          Date          5% ($)         10%($)
       -----                  --------      ----------    --------      ----------       ------         ------
John L. Patten ...........      12,000         11.9%        1.625        6/25/2005        12,264        31,078
Ludwig A. Streck .........      10,000          9.9%        1.625        6/25/2005        10,220        25,898
Jeffrey Rymer ............      10,000          9.9%        1.625        6/25/2005        10,220        25,898
Edward M. Hebert .........       7,000          6.9%        1.625        6/25/2005         7,154        18,129
Thomas F. Bauman .........       7,000          6.9%        1.625        6/25/2005         7,154        18,129

                 AGGREGATED OPTION EXERCISES IN 1995 FISCAL YEAR
                        AND FISCAL YEAR-END OPTION VALUES

                                                                                         Value of
                                                                    Number of           Unexercised
                                                                   Unexercised         In-the-Money
                                 Shares          Value                Options              Options
                               Acquired on     Realized         at Fiscal Year-End     at Fiscal Year-
      Name                    Exercise (#)        ($)                   (#)                End ($)
     ------                   ------------      -------          ----------------      ---------------
                                                                   Exercisable/         Exercisable/
                                                                   Unexercisable        Unexercisable
                                                                 ----------------      ---------------
John L. Patten .........          -0-             -0-            100,000 /212,000            0/0
Jeffrey Rymer ..........          -0-             -0-              7,000 / 60,000            0/0
Ludwig A. Streck .......          -0-             -0-             32,000 / 10,000            0/0
Edward M. Hebert .......          -0-             -0-              4,000 / 47,000            0/0
Thomas F. Bauman .......          -0-             -0-             20,000  / 7,000            0/0

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*
                    AMONG RYMER FOODS INC., THE RUSSELL 2,000
                          INDEX AND THE S&P FOODS INDEX



  [The following table was represented by a line chart in the printed material]



                                          Cumulative Total Return*
                           --------------------------------------------------------
                           10/90          10/91        10/92       10/93      10/94     10/95
                           --------------------------------------------------------
Rymer Foods Inc. .......    100           119           35           58       103        32
Russell 2000 ...........    100           133          147          169       175       222
S&P Foods ..............    100           136          158          149       160       193

* $100 invested on October 31, 1990 in stock or index--including reinvestment of dividends. Fiscal year ending October 31.

                               EXECUTIVE OFFICERS

     The following is a list of the names and ages of the current executive officers of the Company, the period during which each has served as such and their respective positions:

Name and Age                      Position(s)
------------                      -----------

P.E. Schenk (58) ...........     Chairman, President and Chief Executive Officer

Edward M. Hebert (45) ......     Senior Vice President, Finance, Treasurer
                                  (since 1990) and Chief Financial Officer

Jose Muguerza (33) .........     Vice President of Operations and Technical
                                   Services

Mark Lazare (39) ...........     Vice President of Purchasing and Logistics

Barbara McNicholas (60) ....     Secretary (since 1988)


     See "Election of Directors" above as to Mr. Schenk's business experience.

     Edward M. Hebert. Mr. Hebert was appointed Chief Financial Officer on October 6, 1995. Mr. Hebert has been Senior Vice President, Finance of the Company since January 1990 and Treasurer of the Company since January 1993. Prior thereto, Mr. Hebert was Controller of the Company since December 1988. Prior to that time, Mr. Hebert was employed by Arco Metals Company in various financial positions.

     Jose Muguerza. Mr. Muguerza was elected Vice President of Operations and Technical Services in December, 1995. Prior to such election, Mr. Muguerza was Vice President - Technical Services of a subsidiary of the Company.

     Mark Lazare. Mr. Lazare was elected Vice President of Purchasing and Logistics in December, 1995. Prior to such election, Mr. Lazare was Director of Purchasing of a subsidiary of the Company.

     Barbara McNicholas. Ms. McNicholas was elected Secretary in 1988 and has been employed by the Company since 1953 in various office staff capacities.

     All of the executive officers are citizens of the United States of America. Edward M. Hebert and Barbara McNicholas served as either executive officers and/or directors of the Company during its 1993 Restructuring.

                  CERTAIN TRANSACTIONS AND RELATED TRANSACTIONS

Stock Purchase Agreements and Certain Additional Compensation

     Jeffrey Rymer. On February 24, 1989, Mr. Jeffrey Rymer purchased 10,000 shares of Common Stock from the Company for a purchase price of $9.00 per share paid by his recourse 9.5% promissory note in the amount of $90,000. In September 1991, the purchase price for these shares was reduced to $6.00 per share, an amount which was the fair market value of the shares at such time. Pursuant to his employment agreement then in effect, Mr. Rymer was entitled to receive additional compensation for Rymer Meat's fiscal years ending in 1992 and 1993 in the aggregate amount of $188,000. As of September 18, 1991, Mr. Rymer owed the Company $40,850 under his promissory note. As agreed upon between Mr. Rymer and the Company, Mr. Rymer released all claims for $188,000 in additional compensation and in exchange the Company reduced the stock purchase price and agreed to pay him (i) $11,000 on January 4, 1993 with 9.5% annual interest and
(ii) $131,000 on April 1, 1993 without interest. Concurrently therewith, Mr. Rymer's promissory note and interest thereon was canceled and extinguished and Mr. Rymer issued a promissory note due January 4, 1993 in the amount of $10,850 on the same terms as his prior note. The Company and Mr. Rymer have rights of offset with respect to the $10,850 note due from Mr. Rymer and the $11,000 obligation. Mr. Rymer subsequently agreed to defer the maturity of the $11,000 and $131,000 amounts to January 1, 1996 and January 2, 1996, respectively. In connection therewith, Mr. Rymer's promissory note in the amount of $10,850 was canceled and extinguished and Mr. Rymer issued a new promissory note due January 2, 1996 on the same terms as his prior note. These notes, plus accrued interest thereon, were offset by the Company on January 1, 1996. The Company did not pay the note due to Jeffrey Rymer on January 2, 1996. The Company deferred payment of this debt in order to preserve cash for use in the operation of its business. In March 1996, the Company and Jeffrey Rymer agreed on revised payment terms whereby one-half of the principal ($65,500) and accrued interest on the entire debt at 9.5% through March 13, 1996 (amounting to $1,395) was paid to Jeffrey Rymer by the Company on March 13, 1996. The Company and Jeffrey Rymer agreed that interest would be paid on the remaining principal at a rate of 9.5% on a monthly basis and that the remaining principal will be paid in four quarterly installments through March, 1997. Mr. Jeffrey Rymer resigned as a Director and officer of the Company on November 8, 1995.

     Barry Rymer. On February 24, 1989, Mr. Barry Rymer purchased 150,000 shares of Common Stock from the Company for a purchase price of $9.00 per share paid by his recourse 9.5% promissory note in the amount of $1,350,000. In September 1991, the purchase price for these shares was reduced to $6.00 per share, an amount which was the fair market value of the shares at such time. Pursuant to his employment and consulting agreement then in effect, Mr. Rymer was entitled to receive additional compensation at the annual rate of $465,000 per year for the Company's 1991 through 1995 fiscal years and at the rate of $455,000 for the Company's 1996 fiscal year. As of September 18, 1991, the total additional compensation due Mr. Rymer aggregated $2,323,750, and Mr. Rymer owed the Company $1,391,400 under his promissory note. As agreed upon between Mr. Rymer and the Company, Mr. Rymer released all claims for $2,323,750 in additional compensation, and in exchange the Company reduced the stock purchase price and agreed to pay him (i) $942,000 on January 4, 1993 with 9.5% annual interest and
(ii) $445,000 (which was guaranteed by Rymer Meat) on April 1, 1993, without interest. Mr. Rymer's note of February 24, 1989 (and interest thereon) was canceled and extinguished, and Mr. Rymer issued a new promissory note due January 4, 1993 in the amount of $941,400 on the same terms as his prior note. The Company and Mr. Rymer had rights of offset with respect to the $941,400 note due from Mr. Rymer and the Company's $942,000 obligation to him.

     In October and December 1992, the Company agreed to further reduce the purchase price for these shares to $1.25 per share, an amount in excess of the fair market value of the shares at the later date, and by reason of this reduction, Mr. Rymer contemporaneously reduced the amount ($1,387,000) due from the Company to (i) $229,500 bearing 9.5% annual interest from the date of the reduction and (ii) $124,000 bearing no interest. Mr. Rymer's note for $941,400 and interest thereon was canceled and extinguished, and Mr. Rymer issued a new promissory note on the same terms as his prior note, except that it is due and payable on January 1, 1996, in the amount of $228,900. Of the Company's note, $229,500 is now due January 1, 1996 and $124,000 is now due January 2, 1996. The Company and Mr. Rymer have rights of offset with respect to the $228,900 note due from Mr. Rymer and the Company's $229,500 obligation to him. These notes, plus accrued interest thereon, were offset by the Company on January 1, 1996. The Company did not pay the $124,000 note due to Barry Rymer on January 2, 1996. The Company deferred payment of this debt in order to preserve cash for use in operation of its business. The Company has not yet paid this debt to Barry Rymer. Interest is being accrued on the debt at an annual rate of 9.5%. The Company is seeking to revise the payment terms of the note. However, the Company and Barry Rymer have not yet agreed upon a revised payment schedule. Mr. Barry Rymer resigned as a Director of the Company on November 6, 1995.

Employment and Consulting Agreements and Other Arrangements

     P.E. Schenk. On November 8, 1995, Mr. Schenk entered into a two year employment agreement with the Company providing for annual compensation of $200,000, subject to mandatory annual escalation in the event of an increase in the regional Consumer Price Index equivalent to the percentage increase of such index. Pursuant to the employment agreement, Mr. Schenk was also issued a warrant to acquire 750,000 shares of Common Stock for an exercise price of $1.00 per share for a period of three years commencing November 8, 1996. Under the agreement, Mr. Schenk is entitled to an automobile allowance of $550 per month, as well as other normal executive benefits. Mr. Schenk's employment may be terminated prior to the expiration of the two year term for "cause" only, including conviction of a felony, intentional acts that materially impair the business of the Company and failure to perform his material duties.

     Jeffrey Rymer. On March 1, 1994, the Company entered into a two-year employment agreement with Mr. Rymer. Mr. Rymer is employed as the Company's President and Chief Operating Officer and President of Rymer Meat at an annual salary of $250,000 with adjustments occurring after an annual salary review. Under the agreement, upon his death or disability, Mr. Rymer or his estate would receive his compensation for a period of six months after such termination of employment. Mr. Jeffrey Rymer resigned his positions on October 6, 1995. Mr. Rymer received certain severance payments in connection with his resignation. See "Severance Payments."

     Barry Rymer. In 1993, Mr. Rymer entered into a new employment and consulting agreement which provides that Mr. Rymer is to serve as Chairman of the Board and Chief Executive Officer of the Company and Rymer Meat through April 6, 1994 at an annual salary of $375,000, and during the period from April 7, 1994 to April 6, 1995, Mr. Rymer is to provide consulting services to the Company and Rymer Meat for an annual consulting fee of $250,000. Upon Mr. Rymer's death or disability, Mr. Rymer or his estate is to receive compensation, as determined by what his employment status within the Company would have been at the time of payment, for up to the lesser of six months after such termination of employment or engagement as a consultant or the remainder of the contract term. Upon termination of employment or engagement as a consultant other than for cause, death, disability, voluntary resignation or expiration of the agreement, Mr. Rymer is entitled to continue receiving his compensation for the lesser of nine months or the remainder of the contract term. Effective April 7, 1995, Mr. Rymer's consulting contract with the Company was renewed until April 6, 1996 for an annual consulting fee of $50,000. In December 1995, Mr. Rymer was informed that the Company was terminating his consulting services. The final payment of $12,500 to fulfill the annual consulting fee of $50,000 was paid to Mr. Rymer on December 28, 1995.

     John L. Patten. The Company entered into an employment  agreement with John
L. Patten, the Company's Chairman and Chief Executive Officer on April 28, 1994. The agreement provided for a three-year term, commencing May 2, 1994 and automatic extensions thereafter for successive terms of one year unless the Board of Directors or Mr. Patten notified the other within 90 days prior to the end of the initial term or any renewal term. Mr. Patten was entitled to an annual salary of $210,000 with an increase in subsequent years based on increases in the Consumer Price Index. The employment agreement also provided for a grant to Mr. Patten of non-qualified stock options under the Company's 1994 Stock Option Plan to purchase 300,000 shares of the Company's Common Stock exercisable at $2.00 per share. Such options have lapsed. Mr. Patten resigned from the Company on October 24, 1995.

     Ludwig A. Streck. On March 1, 1994, the Company entered into a two-year employment agreement with Mr. Streck. Mr. Streck is employed as the Company's Senior Vice President and Chief Financial Officer at an annual salary of $150,000 with adjustment occurring after an annual salary review. Under the agreement, upon his death or disability, Mr. Streck or his estate would receive his compensation for a period of six months after such termination of employment. Mr. Streck resigned his position on October 6, 1995. Mr. Streck received certain severance payments in connection with his resignation. See "Certain Severance Payments" below.

     Edward M. Hebert. The Company entered into an employment agreement with Edward M. Hebert, the Company's Senior Vice President, Finance, Treasurer and Chief Financial Officer, on June 1, 1991. The agreement's original one-year term that began on June 1, 1991 automatically extends thereafter for successive one-year periods unless either the Company or Mr. Hebert notifies the other not later than May 1 of any year that the agreement is to be terminated on June 1 of such year. Mr. Hebert was entitled in the first year of the agreement to a salary of $100,000 per year with an increase in subsequent years based on increases in the Consumer Price Index limited to 6% of the amount in effect for the prior year. In connection with the Restructuring, Mr. Hebert's salary was set at $112,200.

     If the Company terminates his employment in breach of the agreement, Mr. Hebert would be entitled to continue to receive his compensation and employee benefits for the remainder of the current one-year term of the agreement or (in the event of a change of control), nine months, if longer. If Mr. Hebert's employment is terminated by the Company in breach of the agreement or by expiration of the term of the agreement after the Company elects not to extend the term of the agreement, then the noncompetition provision of the agreement will not be effective or enforceable unless the Company elects to continue to pay the compensation and provide the employee benefits Mr. Hebert would have received had he continued his employment (in addition to any continuation of compensation and employee benefits for the remainder of the term of the agreement, if applicable) for the lesser of a period elected by the Company not to exceed one year or the period Mr. Hebert remains unemployed. Under such circumstances, the noncompetition provision in his employment agreement will be effective for two months following his termination of employment for each month the Company elects to continue his compensation and employee benefits regardless of when such compensation and benefits may actually be discontinued because he has found other employment. In the event of his death, Mr. Hebert's employment agreement provides a death benefit equal to six months salary to be paid to his estate.

     Thomas F. Bauman. Pursuant to a one year employment agreement, Mr. Bauman was paid $150,000 base salary and a $30,000 guaranteed bonus. Mr. Bauman also received a car allowance of $500 per month. The Company and Mr. Bauman are currently having a dispute regarding Mr. Bauman's severance payments.

     Certain Severance Payments. Effective on October 6, 1995, the employment of Jeffrey Rymer and Ludwig A. Streck was discontinued. In connection with the termination of employment with the Company, Mr. Rymer and Mr. Streck both received settlement agreements whereby they were to receive payments in accordance with the Company's Executive Severance Plan (the Plan). The Plan provided for severance payments equal to six months salary. In addition, in accordance with the Company's policy for other terminated employees, Mr. Rymer and Mr. Streck were entitled to receive one week's salary for each full year of employment. Mr. Streck had been employed by the Company since May 1993 and Jeffrey Rymer had been employed by the Company since May 1981. The total amount of the settlement payments to Mr. Rymer and Mr. Streck under settlement agreements with the Company was $204,302 and $87,613, respectively.

      General. Executive officers of the Company and its subsidiaries ("Subsidiaries") generally receive participation in benefit plans, split dollar life insurance programs, an automobile expense reimbursement allowance or use of an automobile, bonuses at the discretion of the Board of Directors, reimbursement of business-related expenses and certain fringe benefits.

Registration Rights Agreement

     On April 7, 1993, the holders of the Senior Notes who either (i) had designees on the Board of Directors or were otherwise affiliates (as defined by Rule 405 promulgated under the Securities Act of 1933, as amended (the "Securities Act")) of the Company or (ii) received stock equal to or in excess of 5% of the Common Stock to be outstanding upon the consummation of the Restructuring, together with the Company's counsel in the Restructuring (collectively, "Holders"), and the Company entered into a registration rights agreement ("Registration Rights Agreement") pursuant to which the Holders are entitled to a shelf registration covering the securities issued to them in connection with the Restructuring and, under certain circumstances if such shelf registration shall become unavailable for use, demand registrations under the Securities Act. Pursuant to a demand by the holders, the Company prepared a shelf registration statement on Form S-2 (the "Registration Statement") which was declared effective by the Securities and Exchange Commission in December 1994. The Registration Statement related to the offering by Deltec Asset Management Corporation and Oppenheimer & Co., Inc. of a total of 2,242,088 shares of the Company's Common Stock and $10,617,815 aggregate principal amount of Senior Notes. The Company paid substantially all expenses incurred in connection with the Registration Statement, other than certain expenses including underwriting fees, commissions and agency fees.

                             APPOINTMENT OF AUDITORS

                            [Item (2) on Proxy Card]

                                     ITEM 2

     It is intended that the shares represented by the proxy holders will be voted for approval of the appointment of Coopers & Lybrand LLP (unless otherwise indicated on the proxy) as independent public accountants (auditors) to report to the stockholders on the financial statements of the Company for the fiscal year ending October 26, 1996. Each professional service performed by Coopers & Lybrand LLP during fiscal 1995 was approved in advance or was subsequently approved, and the possible effect on the auditors' independence was considered, by the Audit Committee. The Audit Committee has recommended, and the Board of Directors has approved, the appointment of Coopers & Lybrand LLP subject to the approval of the stockholders at the Meeting. Although submission of the appointment of independent public accountants to stockholders is not required by law, the Board of Directors, consistent with its past policy, considers it appropriate to submit the selection of auditors for stockholder approval. Representatives of Coopers & Lybrand LLP are expected to be present at the Meeting with the opportunity to make a statement if they desire to do so and to be available to respond to appropriate questions.

     The affirmative vote of the holders of a majority of the shares of Common Stock of the Company present, or represented by proxy, and voted at the Meeting is required for the approval of this Item. The Board has not determined what action it would take if the stockholders do not approve the selection of Coopers & Lybrand LLP, but would reconsider its selection in light of the stockholders' action.

                 THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE FOR
                    THE APPOINTMENT OF COOPERS & LYBRAND LLP

                                    EXPENSES

     The Company will bear all costs of this solicitation. In addition, the Company will reimburse banks, custodians, fiduciaries, nominees, securities dealers, trust companies and other persons for their reasonable expenses in forwarding this Proxy Statement, proxies and other related materials to the beneficial owners of shares of Common Stock.

                              STOCKHOLDER PROPOSALS

     Any stockholder proposal to be considered for inclusion in the Company's proxy solicitation materials for its 1997 Annual Meeting must be received at the Company's executive offices at 4600 South Packers Avenue, Suite 400, Chicago, Illinois 60609, not later than November 30, 1996. If the 1997 Annual Meeting is not held on April 1, 1997 (the currently anticipated meeting date) and is held either (i) more than 30 calendar days before April 1, 1997 or (ii) more than 90 calendar days after April 1, 1997, then the Company will, in a timely manner, inform stockholders of such change, and the date by which stockholder proposals must be received.

                                  OTHER MATTERS

     Management knows of no other business that will be presented for action at the Meeting. If any other matters properly come before the Meeting, the persons named in the enclosed proxy will vote or refrain from voting such proxy in accordance with their best judgment.

                                  ANNUAL REPORT

     A copy of the Company's Annual Report for the 1995 fiscal year (the "Annual Report") has been mailed to its stockholders. The sections entitled "Security Ownership of Certain Beneficial Owners and Management," "Election of Directors," "Information about the Board and Its Committees," "Remuneration of Directors," "Remuneration of Executive Officers," "Executive Officers" and "Certain Transactions and Related Transactions" in this Proxy Statement are incorporated by reference in the Annual Report. The Annual Report is furnished to stockholders for information only and no part of it is incorporated by reference in this Proxy Statement.

                              AVAILABLE INFORMATION

      The Company is subject to the informational requirements of the Exchange Act, and in accordance therewith files reports, proxy statements, and other information with the Securities and Exchange Commission (the "Commission"). The public may inspect and copy at prescribed rates such reports, proxy statements, and other information that the Company has filed with the Commission, at the public reference facilities that the Commission maintains at 450 Fifth Street, N.W., Washington, D.C. 20549 and at the Commission's regional offices located at 500 West Madison Street, Chicago, Illinois 60661 and Seven World Trade Center, New York, New York 10048. In addition, the public may obtain such reports, proxy statements and other information concerning the Company from the Public Reference Section of the Commission, Washington, D.C. 20549 at prescribed rates. Such material can also be inspected at the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005, where the Common Stock is listed.

                                                                       Exhibit A

                                RYMER FOODS INC.

                         ANNUAL MEETING OF STOCKHOLDERS
                                 April 15, 1996

          This Proxy is Solicited on Behalf of the Board of Directors


     The undersigned, revoking all prior proxies, hereby acknowledges receipt of the Proxy Statement dated March 20, 1996 (the "Proxy Statement") and appoints
P. Edward Schenk and Edward M. Hebert and each of them, with full power of substitution, as the undersigned's proxies (the "Proxies") to vote at the Annual Meeting of Stockholders to be held at 11:00 a.m., local time, on Monday, April 15, 1996 at The Midland Hotel, 172 West Adams Street, Chicago, Illinois, and at any adjournments thereof (the "Meeting").

                          (Continued on reverse side)

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


THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY                         Please mark
THE UNDERSIGNED  STOCKHOLDER.  UNLESS  OTHERWISE  INDICATED,  THIS PROXY WILL BE                         your votes as
VOTED FOR THE NOMINEES FOR ELECTION AS DIRECTORS  AND FOR THE PROPOSAL  REFERRED                         indicated in    [X]
TO HEREIN.                                                                                               this example


(1)  Election  of Class 1 Directors     Instruction:    Unless    otherwise     (2)  To ratify the  appointment  of
     Nominees:  David  E.  Jackson,     specified  in  the  space  provided          Coopers  &   Lybrand   LLP  as
     Hannah H. Strasser,  P. Edward     below,  this proxy shall  authorize          auditors  of the  Company  for
     Schenk                             the   proxies   named   herein   to          fiscal 1996.
                                        cumulate   all   votes   which  the
     FOR                 WITHHELD       undersigned  is entitled to cast at          FOR       AGAINST      ABSTAIN
     [ ]                    [ ]         the  annual  meeting  for,  and  to          [ ]         [ ]           [ ]
                                        allocate  such votes among,  one or
To withhold  authority  to vote for     more of the nominees  listed to the     (3)  In   their   discretion,   the
any individual nominee,  write that     left   as   such   proxies    shall          Proxies are authorized to vote
nominee's name on the line provided     determine,   in   their   sole  and          upon such  other  business  as
below.                                  absolute  discretion,  in  order to          may properly be brought before
                                        maximize   the   number   of   such          the     Meeting     or     any
                                        nominees  elected to the  Company's          adjournments thereof.
                                        Board of  Directors.  To  specify a
-----------------------------------     different   method  of   cumulative
                                        voting,  write "Cumulative For" and
                                        the   number  of  Shares   and  the
                                        name(s)  of the  nominee(s)  in the
                                        space provided below.


                                        -----------------------------------


                                                                                     Dated:__________________________, 1996


                                                                                     _______________________________________
                                                                                     Stockholder's Signature

                                                                                     _______________________________________
                                                                                     Print Stockholder's Name

                                                                                     (Please   sign   exactly   as  name
                                                                                     appears  above.   When  signing  as
                                                                                     attorney,     executor,    trustee,
                                                                                     guardian,  etc.  please  give  full
                                                                                     title as such.)

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